                                                                   Exhibit 10.20
                                                                   -------------

                             SEPARATION AGREEMENT
                             --------------------

     Agreement dated as of May 3, 1999 (the "Effective Date") is by and between CMGI, INC. ("CMG"), its successors, assigns, officers, directors, stockholders, agents, employees, subsidiaries and affiliates (hereinafter collectively referred to as the "Company" which term shall include Engage Technologies, Inc. ("Engage"), CMGI, Inc. and all other companies and entities controlled by CMGI, Inc.) And CHRIS EVANS, his executors, heirs, administrators, and assigns (hereinafter collectively referred to as "Mr. Evans"). In consideration of the mutual covenants contained herein, the parties agree as follows:

     Duties and Responsibilities.  Mr. Evans hereby assigns as an employee of
     ---------------------------
Engage and relinquishes all related duties and responsibilities effective as of the close of business on the Effective Date.


     1.   Compensation.  The Compensation will continue to pay Mr. Evans'
          ------------
current annual salary ($130,000), less legally required and voluntarily authorized deductions, in accordance with regular Company practice, through the Effective Date without deduction or set-off on account of earnings from other employment. Mr. Evans acknowledges that he has received full payment of any unused accrued vacation pay to which he is entitled. Following the close of business on the Effective Date, Mr. Evans' employee relationship with the company shall cease. The date after the effective Date, Mr. Evans will become a non-employee independent contractor for Engage under the terms and conditions of the Consulting, Inventions and Nondisclosure Agreement attached hereto as Exhibit A.
---------

     2.   Benefits.
          --------

          a.   Group Health and Dental Coverage.  Following the Effective Date,
               --------------------------------
Mr. Evans may continue receiving group health and dental coverage as provided by state and federal laws the cost of which will be paid for by Mr. Evans. Eligibility to continue this insurance stops upon the termination of any period allowed by law, or upon Mr. Evans becoming eligible for any other group health and/or dental insurance plan provided by a new employer, whichever is sooner. Mr. Evans agrees to notify the Company promptly when he is covered by another plan.

          b.   401(K) Plan.  Mr. Evans shall be entitled to the vested value of
               -----------
his retirement account in the Company's 401(K) Plan subject to the terms of the Plan, the interests of his spouse and the requirements of applicable law.

          c.   Stock Options.  Notwithstanding anything to the contrary, upon
               -------------
execution of this Agreement, Mr. Evans acknowledges that his right to exercise any or all stock options he holds with respect to Engage's 1995 Equity Incentive Plan shall expire thirty (30) days from the Effective Date.

          d.   Cessation of Benefits. Unless otherwise provided for expressly
               ---------------------
in this Agreement, all other benefits will cease as of the Effective Date, including without limitation the accrual of vacation time.

     3.   Return of Property.  Mr. Evans shall return all papers, files,
          ------------------
documents, computers, reference guides, equipment, keys, identification, credit cards, software, computer access codes, disks and institutional manuals, or other property belonging to the Company on or before the Effective Date of this Agreement. Mr. Evans shall not retain any copies, duplicates, reproductions or excerpts thereof. Notwithstanding the foregoing, Mr. Evans shall be entitled to retain so long as he remains a director of Engage any such materials as are required to discharge of his duties as a director.

     4.   Non-Disclosure of Confidential Information.  Mr. Evans acknowledges
          ------------------------------------------
that during the course of his employment with the Company he has become acquainted with and/or developed confidential information belonging to the Company and its customers. Mr. Evans agrees not to use to his own advantage or to disclose to any person or entity any confidential information of the Company or of any past or present customer of the Company, including but not limited to financial data or projections, customer lists, projects, economic information, systems, plans, methods, procedures, operations, techniques, know-how, trade secrets or merchandising or marketing strategies. In addition to the foregoing but subject to Section 6 of the attached Consulting, Invention and Non-Disclosure Agreement between the parties, dated the date hereof, Mr. Evans shall continue to be bound by the terms of the Non-Disclosure, Non-Competition and Developments Agreement which he executed on April 8, 1998, regarding, among other things, inventions, intellectual property, proprietary information and an agreement not to compete with the Company for two years.

     5.   Escrow Agreement.  Mr. Evans states and represents that Mr. Evans
          ----------------
understands that, for purposes of the Employee Stockholder Escrow Agreement (the "Escrow Agreement"), dated as of April 8, 1998 by and among CMG, Kip A. Frey as the Stockholder Representative, and State Street Bank and Trust Company, as the Escrow Agent, the CMG Board of Directors approves and consents to Mr. Evans' resignation as an employee of the Company conditioned upon Mr. Evans executing this Agreement. Mr. Evans acknowledges that the consent of the CMG Board of Directors benefits Mr. Evans under the terms of the Escrow Agreement and such consent represents consideration for Mr. Evans' agreement to enter into this Agreement.

     6.   General Release.  In consideration of the benefits set forth in this
          ---------------
Agreement, Mr. Evans, for himself, his executors, heirs, administrators, assigns, and anyone else claiming by, through or under him, irrevocably and unconditionally remises, releases, and forever discharges the Company (including all officers, directors and affiliates thereof and all officers, directors, partners and affiliates of any subsidiary thereof) from, and with respect to, any and all debts, demands, actions, causes of action, suits, covenants, contracts, wages, bonuses, damages and any and all claims, demands liabilities, and expenses (including attorneys' fees and costs) whatsoever of any name or nature both in law and in equity ("Claims") which Mr. Evans now has, ever had or may in the future have against the Company by reason of any matter, cause or thing which has happened, developed or occurred before the signing of this Agreement, including, but not limited to, any and all suits in tort or contract, and any Claims or suits relating to the breach of an oral or written contract, misrepresentation, defamation, and interference with prospective economic advantage, interference with contract, intentional and negligent infliction of emotional distress, negligence, breach of the covenant of good faith and fair dealing, and Claims arising out of, based on, or connected with his employment by the Company and the termination of that employment as set forth in this Agreement, including any causes of action or Claims for unlawful employment discrimination arising under or based on Title VII of the Civil Rights Act of 1964, as amended; the Employee Retirement Income Security Act of 1974, as amended; the Rehabilitation Act of 1973, as amended; the Americans with Disabilities Act; the Occupational Safety and Health Act of 1970, as amended; the National Labor Relations Act of 1935, as amended; the Fair Labor Standards Act of 1938, as amended; the Family and Medical Leave Act of 1993, as amended; the Age Discrimination in Employment Act, as amended; Section 1981 of the Civil Rights Act of 1866; the Equal Pay Act of 1963; Section 1985 of the Civil Rights Act of 1871; the Massachusetts Fair Employment Practices Act; the Massachusetts Civil Rights Act; the Massachusetts Equal Rights Law and any other state or federal equal employment opportunity law, public policy, order, or regulation affecting or relating to the Claims or rights of employees, which Mr. Evans ever had, now has, or claims to have against the Company (including all officers, directors and affiliates thereof and all officers, directors, partners and affiliates of any subsidiary thereof). Mr. Evans further agrees not to institute any charge, complaint, or lawsuit to challenge the validity of this Agreement or the circumstances surrounding its execution. It is expressly agreed and understood that the release contained herein is a GENERAL RELEASE. In addition, and not in limitation of the foregoing, Mr. Evans hereby forever releases and discharges the Company from any liability or obligation to reinstate or reemploy Mr. Evans in any capacity. Notwithstanding the foregoing, this release shall not apply to events occurring after the date hereof.

     7.   Covenant Not to Sue.  Mr. Evans represents and warrants that he has
          -------------------
not filed any complaints, charges, or claims for relief against the Company with any local, state or federal court or administrative agency. Mr. Evans further agrees and covenants not to sue or bring any claims or charges against the Company with respect to any matters arising out of or relating to his employment with or separation from the Company, including the validity of sections 6, 7 and 8 of this Agreement.

     8.   Nonadmissions Clause.  It is understood and agreed that this Agreement
          --------------------
does not constitute any admission by the Company that any action taken with respect to Mr. Evans was unlawful or wrongful, or that such action constituted a breach of contract or violated any federal or state law, policy, rule or regulation.

     9.   Confidentiality of this Agreement.  Both the Company and Mr. Evans
          ---------------------------------
agree that both will keep the background, negotiations, and terms of this Agreement strictly confidential and not disclose, directly or indirectly, any information concerning them to any third party, with the exception of Mr. Evans' spouse and either party's financial or legal advisors, provided that they agree to keep such information confidential and not disclose it to others.

     10.  Non-Disparagement.  Mr. Evans agrees that he will not disparage or
          -----------------
make negative statements about the Company or any of its officers, trustees, agents, employees, successors and assigns. The Company agrees that it will not disparage or make negative statements about Mr. Evans. This Agreement in no way restricts or prevents the Company from providing truthful responses to reference checks on Mr. Evans or truthful testimony concerning Mr. Evans as required by court order or other legal process.

     11.  Breach.  Mr. Evans agrees that the compensation and benefits contained
          ------
in this Agreement and which flow to him from the Company are subject to termination, reduction or cancellation in the event that he materially breaches this Agreement.

     Mr. Evans acknowledges that in exchange for entering into this Agreement he has received good and valuable consideration in excess of that to which he would otherwise have been entitled in the absence of this Agreement. This consideration includes, but is not limited to, the Company's hiring Mr. Evans as a contractor and the consent referred to in Section 6. Mr. Evans further acknowledges the sufficiency of that consideration.

     Mr. Evans acknowledges that he has carefully read this Agreement, voluntarily agrees to all of its terms and conditions, understands its contents and the final and binding effect of this Agreement, and signs the same as his own free act with the full intent of releasing the Company from all claims.

     12.  Severability.  If any of the terms of this Agreement shall be held to
          ------------
be invalid and unenforceable, the remaining terms of this Agreement are severable and shall not be affected thereby.

     13.  Entire Agreement.  This Agreement and the Consulting, Invention and
          ----------------

Non-Disclosure Agreement dated the date hereof constitute the entire agreement between the parties about or relating to Mr. Evans' termination of employment from the Company, or the Company's obligations to him with respect to his termination and fully supersedes any and all prior agreements or understandings between the parties. The terms of this Agreement are contractual in nature and not a mere recital, and they shall take effect as a sealed document. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without regard to conflicts of law principles. This Agreement may not be changed orally, but only by agreement in writing signed by both parties. The parties attest that no other representations were made regarding this Agreement other than those contained herein.

     14.  REPRESENTATIONS AND ACKNOWLEDGEMENTS.  MR. EVANS STATES AND REPRESENTS
          ------------------------------------
THAT MR. EVANS HAS CAREFULLY READ THIS AGREEMENT, HAS HAD AN OPPORTUNITY TO CONSULT WITH AND REVIEW THIS AGREEMENT WITH AN ATTORNEY OR MR. EVANS' CHOICE, KNOWS THE CONTENTS HEREOF, UNDERSTANDS THE MEANING, INTENT AND FINAL AND BINDING EFFECT OF THIS AGREEMENT, FREELY AND VOLUNTARILY ASSENTS TO ALL THE TERMS AND CONDITIONS HEREOF, AND SIGNS THE SAME AS MR. EVANS' OWN FREE ACT WITH THE FULL INTENT OF RELEASING THE COMPANY FROM ALL CLAIMS. MR. EVANS FURTHER REAFFIRMS THAT THE ONLY CONSIDERATION FOR SIGNING THIS AGREEMENT IS THE TERMS STATED HEREIN AND THAT NO OTHER PROMISES OR AGREEMENTS OF ANY KIND HAVE BEEN MADE TO OR WITH MR. EVANS BY ANY PERSON OR ENTITY WHATSOEVER TO CAUSE MR. EVANS TO SIGN THIS AGREEMENT. MR. EVANS FURTHER STATES THAT MR. EVANS UNDERSTANDS THAT THE GENERAL RELEASE AND THE COVENANT NOT TO SUE CONTAINED IN SECTIONS 6 AND 7 OF THIS AGREEMENT INCLUDE A RELEASE AND WAIVER OF ANY RIGHTS OR CLAIMS MR. EVANS HAS OR MAY HAVE UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967, AS AMENDED. MR. EVANS ACKNOWLEDGES THAT MR. EVANS HAS BEEN ADVISED IN WRITING TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AGREEMENT, THAT MR. EVANS HAS BEEN GIVEN A PERIOD OF TWENTY-ONE (21) DAYS WITHIN WHICH TO CONSIDER WHETHER OR NOT TO SIGN THIS AGREEMENT, AND THAT MR. EVANS HAS BEEN GIVEN A PERIOD OF SEVEN
(7) DAYS FOLLOWING MR. EVANS' SIGNING OF THIS AGREEMENT IN WHICH TO REVOKE IT, AND THE AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL THE SEVEN (7) DAY PERIOD HAS EXPIRED.

     Witness the execution hereof under Seal as of the Effective Date.

CMGI, INC.


By: /s/ Andrew J. Hajducky                /s/ Chris Evans
   ----------------------------          ------------------------------
                                         Chris Evans

_______________________________          ______________________________
Witness                                  Witness

                                   EXHIBIT A

              CONSULTING, INVENTION AND NON-DISCLOSURE AGREEMENT
               --------------------------------------------------

This Consulting, Invention and Non-Disclosure Agreement ("Agreement") is by and between Engage Technologies, Inc., with a principal place of business at 100 Brickstone Square, Andover, MA 01810 ("Engage") and Chris Evans ("Consultant").

     WHEREAS, Engage is engaged in the design, development, reproduction and distribution of computer software and Internet related products and services;

     WHEREAS, Engage desires to engage Consultant to develop, create, test and deliver certain programming and other materials as works made for hire pursuant to the Services (as defined below) to be performed by Consultant hereunder, and Consultant desires to perform such Services as may be required from time to time by Engage pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the covenants herein contained, and for other good and valuable consideration, the parties hereto agree as follows:

1. Consultant shall serve as a consultant to Engage with respect to (i) the assignments described in Schedule A attached hereto and (ii) other assignments which may be proposed by Engage in writing and accepted by Consultant from time to time relating to Engage's business. Services rendered by Consultant hereunder with respect to such assignments are hereinafter all referred to as the "Services." Consultant agrees to devote at least that minimum amount of time per month to the performance of the Services, at the request of the Engage, as set forth in Schedule A. Consultant shall keep Engage apprised of developments of which it is and may become aware which may be of value to Engage regarding the Services. In consideration of such Services, Engage shall pay Consultant in accordance with the terms set forth in Schedule A. Consultant acknowledges that the scope and detail and any other term of any assignment may be reduced at any time by Engage, with seven (7) days prior notice to Consultant.

2. This Agreement shall commence as of the day after the Effective Date (as defined in the Separation Agreement between the parties dated the date hereof), and shall remain in effect indefinitely (or, if sooner, until termination or expiration of the XCo Agreement Consulting Letter of Appointment between Engage Technologies, Inc. and XCo LLC dated as of January 21, 1999 (the "XCo Consulting Agreement"), but may be terminated at any time and for any reason or no reason upon ninety (90) days written notice by Consultant to Engage or by Engage to Consultant. It is understood that Sections 5 through 18 of this Agreement shall survive any termination of this Agreement.

3. It is specifically understood and agreed that during the term of this Agreement Consultant's relationship to Engage will be that of an independent contractor and that neither this Agreement nor the Services to be rendered hereunder shall for any purpose whatsoever or in any way or manner create an employer-employee relationship between Engage and Consultant. Accordingly, Consultant shall have sole and exclusive responsibility for the payment of all federal, state and local income taxes and for all employment and disability insurance, social security and other similar taxes with respect to any compensation provided by Engage hereunder. Consultant is not authorized to bind Engage except as expressly authorized in writing by Engage.

4. Consultant hereby represents that it is not bound by the terms of any agreement (except as set forth in Schedule B) with any other party that is in any way inconsistent with Consultant's obligations under this Agreement or imposes any restrictions on Consultant's activities with Engage. Consultant further represents that Consultant's performance under this Agreement does not and will not breach any agreement to keep in confidence proprietary information, knowledge or data acquired in confidence or in trust prior to the provision of consulting services to Engage. Consultant agrees and covenants with Engage that, during the term of this Agreement, Consultant will not enter into any relationship with any other party which would restrict Consultant's performance of Services hereunder or which would involve Consultant competing, directly or indirectly, with the business of Engage.

5. Consultant shall not without the prior written consent of Engage, either during of after its engagement, disclose to anyone outside Engage, or use other than for the purpose of the business of Engage, any Confidential Information of Engage or any information received in confidence by Engage from any third party. "Confidential Information" means information and data, whether in oral, written, graphic, or machine-readable form relating to Engage's past, present and future business, including but not limited to computer programs, routines, source code, object code, data, information, documentation, know-how, technology, designs, procedures, formulas, discoveries, inventions, trade secrets, improvements, concepts, ideas, product plans, research and development, personnel information, financial information, customer lists and marketing programs and including, without limitation, all documents marked as confidential or proprietary and/or containing such information, which Engage has acquired or developed and which has not been made publicly available by Engage. Consultant agrees that during the term of this Agreement, Consultant will not engage in other consulting or other activity which competes with the business of Engage, or which would otherwise conflict with Consultant's obligations to Engage. If Consultant's engagement with Engage is terminated for any reason whatsoever, Consultant shall return to Engage all property of Engage or of any third party, including all Confidential Information such as drawings, computer programs and documentation (on electronic media or on printouts), notebooks, reports, and other documents.

6. During the time that Consultant is engaged by Engage and for a period of one (1) year after the termination or cessation of such engagement, for any reason, Consultant will not directly or indirectly recruit, solicit or induce, or attempt to induce, any employee or employees or consultant or consultants of Engage to terminate their employment with, or otherwise cease their relationship with, Engage; or, solicit, divert or take away, or attempt to divert or take away, the business or patronage of any of the clients, customers or accounts, or prospective clients, customers or accounts, of Engage. This Section 6 shall not limit Consultant from continuing to perform consulting services to XCo, LLC in the event of termination of this Consulting, Invention and Non-Disclosure Agreement in accordance with Section 2.

7. Consultant hereby assigns to Engage all right, title and interest in all Developments. "Developments" means any idea, invention, design of a useful article (whether the design is ornamental or otherwise), computer program including source code and object code and related documentation, and any other work or authorship, or audio/visual work, written, made or conceived during Consultant's engagement with Engage, whether or not patentable, subject to copyright or susceptible to other forms of protection, that relate to the actual or anticipated business or research or development of Engage; or, are suggested by or result from any task assigned or work performed by Consultant for or on behalf of Engage. Consultant acknowledges that the copyrights in Developments created in the scope of performance of this Agreement, belong to Engage by operation of law or otherwise, or may belong to a customer of Engage pursuant to a contract between the Engage and such customer.

8.   In connection with any of the Developments assigned by Section 7:

Consultant agrees to promptly disclose them to Engage; and, Consultant agrees, on the request of Engage, to promptly execute separate written assignments to Engage and do all things reasonably necessary to enable Engage to secure patents, register copyrights or obtain any other forms of protection for Developments in the United States and in other countries, at Consultant's usual rate of compensation plus required expenses. In the event Engage is unable, after sending notice by certified mail with return receipt requested to the address of Consultant on page 1 of this Agreement or other address supplied by Consultant in writing to Engage, to secure Consultant's authorized signature on any letters patent, copyright or other analogous protection relating to a Development, for any reason whatsoever, Consultant hereby designates and appoints Engage and its duly authorized officers and agents as Consultant's agent and attorney-in-fact, to act for and in Consultant's behalf to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other analogous protection thereon with the same legal force and effect as if executed by Consultant.

9. Engage, its subsidiaries, licensees, successors and assigns (direct or indirect), are not required to designate Consultant as the Inventor, creator or author of any Development, when such Development is distributed publicly or otherwise. Consultant waives and releases, to the extent permitted by law, all rights to such designation and any rights concerning future modifications of such Developments.

10. Consultant understands that this Agreement does not create an obligation on Engage or any other person to continue Consultant's engagement.

11. Rights and assignments granted by Consultant in this Agreement are assignable by Engage and are for the benefit of the successors and assigns of Engage. Consultant shall not assign this Agreement or any rights under this Agreement. Consultant's obligations under this Agreement shall survive the termination of Consultant's engagement by Engage regardless of the manner of such termination and shall be binding upon Consultant's successors in interest or other legal representatives.

12. Consultant acknowledges that any breach of its obligations under this Agreement may result in irreparable injury to Engage. Engage may, therefore, be entitled, without restricting Engage from other legal and equitable remedies, to injunctive and other equitable relief to prevent or restrain the breach of this Agreement.

13. Consultant hereby acknowledges that Engage is now and may hereafter be subject to non-disclosure or confidentiality agreements with third persons pursuant to which Engage must protect or refrain from use of proprietary information which is the property of such third persons. Consultant hereby agrees upon the directive of Engage to be bound by the terms of such agreements in the event Consultant has access to the proprietary information protected thereunder to the same extent as if Consultant was an original signatory thereto.

14. No delay or omission by either party in exercising any right under this Agreement will operate as a waiver of that or any other right; a waiver or consent given by a party on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

15. With respect to the subject matter hereof, this Agreement, including Schedules A and B attached hereto, supersedes all previous oral or written communications, representations, understandings, undertakings, or agreements by or with Engage and this Agreement can only be amended by a writing signed by both parties; provided that, subject to Section 6 of this Agreement, this Agreement shall not supersede the Nondisclosure, Noncompetition and Inventions Agreement entered into between CMG Information Services, Inc. and Chris Evans dated April 8, 1998.

16. In the event any paragraph or provision of this Agreement shall be held to be illegal or unenforceable, such paragraph or provision shall be severed from this Agreement and the entire Agreement shall not fail on account thereof, but shall otherwise remain in full force and effect. This Agreement may be signed in two or more counterparts, each of which shall be deemed an original and all of which shall together constitute one agreement.

17. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, without regard to its conflict of laws provisions.

18.  Consultant acknowledges receipt of a copy of this Agreement.


For Engage:                              For Consultant:


 /s/ Paul Schaut                          /s/ Chris Evans
-------------------------                ------------------------------

By:  Paul Schaut                         By:  Chris Evans
    ---------------------                    --------------------------

Title:   CEO                             Title: _______________________
       ------------------

                                  SCHEDULE A

                                  ASSIGNMENTS
                                  -----------


     Consultants shall be compensated at the rate of $8,800 per month (subject to adjustment as stated below) plus reimbursement of reasonable incurred and documented expenses to the extent reimbursed under the XCo Agreement. In addition, Consultant will be provided office space in Raleigh, NC and access to secretarial support. Consultant shall on a monthly basis submit time and expense sheets to the CFO of Engage for approval. Such invoices shall be paid by Engage without thirty (30) days of receipt and approval.

     Consultant shall provide Services as follows:

Consultant Responsibilities
---------------------------

     Consultant shall perform all duties of Engage required under the XCo Consulting Agreement.

Hours Per Month
---------------

     One day per week; any additional time worked as needed to perform the Services shall be paid at $2,500 for each eight (8) hour increment of time; provided; however, that XCo provides Engage with its prior written consent to pay such additional amounts to Engage.

                                  SCHEDULE B

                          SCHEDULE OF SEPARATE WORKS
                          --------------------------

     The following are works in which Consultant has any right, title or interest, and which were conceived or written either wholly or in part by Consultant, prior to Consultant's engagement by Engage and not being assigned by Consultant to Engage.

Description:  (if none enter the word "None")

None_________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

Please indicate if any item listed above has been published, registered as a copyright, or is or has been the subject of a patent application:

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

Please indicate the name of any organization or third party who also has rights in any of the listed items. (Such as former employees, partners, etc.)

_____________________________________________________________________________

_____________________________________________________________________________

_____________________________________________________________________________

The foregoing is complete and accurate to the best of Consultant's knowledge and belief.